Exhibit 10.8

AMENDMENT NO. 2 TO THE

ALLTEL CORPORATION

SUPPLEMENTAL MEDICAL EXPENSE REIMBURSEMENT AGREEMENT

Effective as of July 1, 2006, the Alltel Corporation Supplemental Medical Expense Reimbursement Plan is amended to add a new Article VII at the end thereof to provide as follows:

"ARTICLE VII

SPECIAL PARTICIPATION RULES

Pursuant to the Employee Benefits Agreement by and between Alltel Corporation and Alltel Holding Corp. dated as of December 8, 2005, as amended, effective as of July 1, 2006, the individuals listed on Exhibit A shall cease to be Covered Employees of the Plan (each a "Transferred Participant"). Any expense for medical care incurred by a Transferred Participant, his spouse or Dependent prior to July 1, 2006 shall be reimbursable under the Plan in accordance with the terms of the Plan. Each Transferred Participant shall have no further right to a benefit under the Plan for expenses for medical care incurred by the Participant, his spouse or Dependent on or after July 1, 2006."

IN WITNESS WHEREOF, this Amendment has been executed on this 16th day of July, 2006.

ALLTEL CORPORATION

By: /s/ Scott T. Ford
Name:  Scott T. Ford
Title:    President and Chief Executive Officer

EXHIBIT A

TRANSFERRED PARTICIPANTS

Bartlett, David	Paton, Steve
Bonnar, Robert	Patton, John
Bradley, Susan	Powell, Daniel A.
Brock, Todd	Rhoda, Michael
Carr, Eleanor	Richey, Gregg
Case, Thomas	Roberts, James
Clancy, Jr. Robert G.	Rowell, Stephen
Crane, Richard	Schueneman, Frank
Decker, Darren	Slagle, Jerry
Eichler, John	Stahlsmith, Richard
Fisher, Henry	Steely, Donald
Fletcher, John	Stofka, David
Franks, Tommy	Strand, James W.
Frantz, Francis	Taylor, Allison
Fritz, David	Thomas, Bruce
Fulbright, John	Urschel, Alan
Gardner, Jeff	Wagner, R. Dale
Greene, Eugene	Weaver, Jerry
Griech, Frederick	Weeter, Tommy
Gunti, Ray	Weston, Florence
Heft, Frederick	White, Jr. James L.
Johnson, John	Whittington, Brent
Johnson, Wayne	Wiley, Charles
Lee, George	Wirtz, Harold
Moore, William	Zwald, Wayne
Paglusch, Keith